Exhibit 10.13
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the "Agreement"), dated as of January 30, 2012, is by and among FLIR COMMERCIAL SYSTEMS, INC., a California corporation ("FCSI"), FLIR GOVERNMENT SYSTEMS, INC., a Delaware corporation ("FGSI" and, together with FCSI, each, a "Subsidiary" and, collectively, the "Subsidiaries"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement, dated as of February 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among FLIR Systems, Inc., an Oregon corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause each Subsidiary to become a "Guarantor".

Accordingly, each Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.    Each Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Subsidiary will be deemed to be a party to the Credit Agreement as a "Subsidiary Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement. Each Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Subsidiary Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, each Subsidiary hereby jointly and severally together with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.

2.    Each Subsidiary hereby represents and warrants to the Administrative Agent, as to itself, that set forth below is (a) such Subsidiary's tax payer identification number, (b) the jurisdiction of organization of such Subsidiary and (c) the percentage of outstanding shares of each class of such Subsidiary owned (directly or indirectly) by the Company or any other Subsidiary of the Company:

Subsidiary	Tax Payer ID #	Jurisdiction	Owner	% of Ownership
FLIR Commercial Systems, Inc.	77-0423382	California	FLIR Systems, Inc.	100%
FLIR Government Systems, Inc.	30-0584518	Delaware	FLIR Systems, Inc.	100%

3.    The address of each Subsidiary for purposes of all notices and other communications is set forth below:

FCSI:        FLIR Commercial Systems, Inc.
Attention: William W. Davis
27700 SW Parkway Avenue
Wilsonville, OR 97070 USA
Telephone: (503) 498-3318
Facsimile: (503) 498-3911

FGSI:        FLIR Government Systems, Inc.
Attention: William W. Davis
27700 SW Parkway Avenue

Wilsonville, OR 97070 USA
Telephone: (503) 498-3318
Facsimile: (503) 498-3911

4.    Each Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by such Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by such Subsidiary.

5.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Subsidiaries have caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be acknowledged and accepted by its authorized officer, as of the day and year first above written.

FLIR COMMERCIAL SYSTEMS, INC.

By:    /s/ Andrew C. Teich
Name:     Andrew C. Teich
Title:     President

FLIR GOVERNMENT SYSTEMS, INC.

By:    /s/ Anthony L. Trunzo
Name:     Anthony L. Trunzo
Title:     Chief Financial Officer

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/ Tiffany Shin
Name:    Tiffany Shin                                        Title:    Assistant Vice President